Exhibit 99.1

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

HIGHLAND HOSPITALITY CORPORATION REPORTS STRONG RESULTS

FOR THE THIRD QUARTER 2006; TOTAL REVPAR INCREASED BY 11.1% AND HOTEL

OPERATING MARGINS INCREASED BY 390 BASIS POINTS

McLean, VA, October 31, 2006 – Highland Hospitality Corporation (NYSE: HIH), a lodging real estate investment trust, or REIT, today reported its financial results for the quarter ended September 30, 2006.

Consolidated Financial Results

For the third quarter 2006, the Company reported total revenue of $99.7 million and net income available to common stockholders of $0.7 million, or $.01 per diluted common share, compared to total revenue of $56.4 million and net income available to common stockholders of $0.8 million, or $.02 per diluted common share, for the third quarter 2005. Included in net income available to common stockholders for the third quarter 2006 is a net gain of $1.3 million, or $.02 per diluted common share, from the sale of the Barceló Tucancun Beach resort on August 31, 2006. Funds from operations (FFO) available to common stockholders were $11.1 million, or $.19 per diluted common share, for the third quarter 2006, compared to $7.1 million, or $.18 per diluted common share, for the third quarter 2005. FFO available to common stockholders is defined as net income (loss) available to common stockholders, excluding depreciation and amortization and gains (losses) on sales of hotel properties. Adjusted EBITDA was $23.7 million, or $.39 per diluted common share, for the third quarter 2006, compared to $13.0 million, or $.32 per diluted common share, for the third quarter 2005. Adjusted EBITDA is defined as net income before interest, income taxes and depreciation and amortization (EBITDA), excluding gains (losses) on sales of hotel properties and other non-recurring items, such as gains (losses) on early extinguishments of debt.

“Despite stronger comparative numbers from the prior year and a softer than expected performance in the Washington, D.C. market, our portfolio once again posted a double-digit

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

RevPAR increase,” said James L. Francis, Highland’s President and Chief Executive Officer. “In addition, the impacts of pricing power and intense asset management efforts on the cost side continued to drive significant margin expansion at our hotels.”

For the nine months ended September 30, 2006, the Company reported total revenue of $297.9 million and net income available to common stockholders of $21.0 million, or $.36 per diluted common share, compared to total revenue of $164.1 million and net income available to common stockholders of $5.0 million, or $.12 per diluted common share, for the prior year period. Included in net income available to common stockholders for the nine months ended September 30, 2006 is a net gain of $8.8 million, or $.15 per diluted common share, from the sale of the Marriott Mount Laurel hotel and the Barceló Tucancun Beach resort and a charge of $1.1 million, or $.02 per diluted common share, for the write-off of deferred financing costs related to the extinguishment of the Company’s term loan facility. Adjusted FFO available to common stockholders was $45.1 million, or $.78 per diluted common share, for the nine months ended September 30, 2006, compared to $21.3 million, or $.53 per diluted common share, for the prior year period. Adjusted FFO available to common stockholders is defined as FFO available to common stockholders, excluding non-recurring items, such as gains (losses) on early extinguishments of debt. Adjusted EBITDA was $78.2 million, or $1.36 per diluted common share, for the nine months ended September 30, 2006, compared to $37.8 million, or $.95 per diluted common share, for the prior year period.

FFO available to common stockholders, adjusted FFO available to common stockholders, EBITDA and adjusted EBITDA are non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. See the discussion included in this press release for information regarding these non-GAAP financial measures.

Hotel Operating Performance

Included in the following table are comparisons of occupancy, average daily rate (ADR) and revenue per available room (RevPAR), the key operating metrics that the Company uses to assess the performance of its hotel properties, for the third quarter 2006 and 2005. The

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

comparisons do not include the operating results for the recently sold Barceló Tucancun Beach resort and Marriott Mount Laurel hotel or the newly developed Courtyard Gaithersburg Washingtonian Center hotel. Since eight of the Company’s hotels owned as of September 30, 2006 were acquired in the second half of 2005 and 2006, the key operating metrics for the total hotel portfolio reflect the operating results of those eight hotels under previous ownership for either a portion of, or the entire, third quarter 2005.

Key Operating Metrics	Quarter Ended September 30, 2006			Quarter Ended September 30, 2005
	Occ %	ADR	RevPAR	Occ %	ADR	RevPAR
Total Hotel Portfolio (25 hotels)	72.8%	$134.65	$98.00	71.1%	$124.05	$88.23
Comparable Hotel Portfolio (17 hotels) (1)	72.8%	$129.62	$94.32	71.8%	$118.73	$85.30
(1)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

For the third quarter 2006, RevPAR for the Company’s total hotel portfolio increased 11.1% to $98.00, versus the same period in 2005. Occupancy increased by 1.7 percentage points to 72.8%, while ADR increased by 8.5% to $134.65. For the Company’s comparable hotel portfolio, RevPAR increased 10.6% to $94.32, versus the same period in 2005. Occupancy increased by 1.0 percentage point to 72.8%, while ADR increased by 9.2% to $129.62.

For the third quarter 2006, the Company’s hotel properties contributed $99.7 million of total revenue and $25.4 million of hotel operating income. Included in the following table are comparisons of hotel operating income and hotel operating income margins for the third quarter 2006 and 2005. The comparisons do not include the operating results for the recently sold Barceló Tucancun Beach resort and Marriott Mount Laurel hotel or the newly developed Courtyard Gaithersburg Washingtonian Center hotel. Since eight of the Company’s hotels owned as of September 30, 2006 were acquired in the second half of 2005 and 2006, the hotel operating income and hotel operating income margins for the total hotel portfolio reflect the operating results of those eight hotels under previous ownership for either a portion of, or the entire, third quarter 2005.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Hotel Operating Income and Margins	Quarter Ended September 30, 2006		Quarter Ended September 30, 2005
	$(1)	%(2)	$(1)	%(2)
Total Hotel Portfolio (25 hotels)	$24.9	25.4%	$19.2	21.5%
Comparable Hotel Portfolio (17 hotels) (3)	$17.6	29.3%	$14.3	26.7%

(1)	In millions

(2)	Percentage of hotel revenue

(3)	Includes hotel properties owned on January 1, 2005, as well as the Sheraton Annapolis hotel acquired on February 4, 2005.

For the third quarter 2006, hotel operating income for the Company’s total hotel portfolio increased 29.8% to $24.9 million versus the same period in 2005 and hotel operating income margins increased by 3.9 percentage points to 25.4%. For the Company’s comparable hotel portfolio, hotel operating income increased 22.7% to $17.6 million versus the same period in 2005 and hotel operating income margins increased by 2.6 percentage points to 29.3%.

Recent Investment Activity

On September 22, 2006, the Company acquired the 444-room Ritz-Carlton Atlanta Downtown hotel in Atlanta, Georgia for $79.5 million, plus customary closing costs. The Company assumed the existing management contract under which the Ritz-Carlton Hotel Company L.L.C. will continue to operate the hotel.

Barceló Tucancun Beach Resort

In August 2006, the Company finalized the settlement of its insurance claim relating to damages caused by Hurricane Wilma at the 332-room Barceló Tucancun Beach resort located in Cancun, Mexico for a total of approximately $9 million in proceeds, all of which has been received. On August 31, 2006, the Company sold the Barceló Tucancun Beach resort to Playa Hotels & Resorts, S.L. for $38.0 million, less customary closing costs, and recognized a net gain of $1.3 million. Playa Hotels & Resorts, S.L. is partially owned by Barceló Corporación Empresarial, S.A. Barceló Crestline Corporation, a wholly owned subsidiary of Barceló Corporación Empresarial, S.A. and the Company’s preferred operator managing 48% of the Company’s hotel

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

rooms, advises Playa Hotels & Resorts, S.L. in evaluating investment opportunities. The Company’s non-executive Chairman, Bruce D. Wardinski, is the Chief Executive Officer of Barceló Crestline Corporation and the Chairman and Chief Executive Officer of Playa Hotels & Resorts, S.L. The sale of this resort was unanimously approved by a special committee consisting of the Company’s independent directors. Operating results for the Barceló Tucancun Beach resort for the current and prior periods have been reclassified as discontinued operations in the statements of operations.

Balance Sheet / Liquidity

As of September 30, 2006, the Company had $30.2 million of cash and cash equivalents and $19.2 million of restricted cash. Total assets were $1,308 million, including $1,206 million of net investment in hotel properties, long-term debt was $636.8 million, and stockholders’ equity was $612.2 million.

On August 30, 2006, the Company closed on a $55.3 million fixed-rate mortgage loan secured by the 585-room Pointe Hilton Tapatio Cliffs resort. The ten-year loan was provided by Wells Fargo Bank, N.A. and bears interest at an annual fixed rate of 6.28%.

During the third quarter 2006, the Company generated $15.3 million of cash flow from operations and used $46.6 million in net investing activities, including $77.3 million to acquire the Ritz-Carlton Atlanta Downtown hotel and $9.6 million in hotel capital expenditures, offset by $38.5 million from the sale of the Barceló Tucancun Beach resort. The Company also used $9.2 million in net financing activities, including net payments of $52.0 million on the Company’s revolving credit facility and $12.3 million in dividend payments to common and preferred stockholders, offset by $55.3 million generated from the mortgage loan secured by the Pointe Hilton Tapatio Cliffs resort.

As of October 31, 2006, the Company had approximately $26.0 million of cash and cash equivalents and $46 million of remaining borrowing capacity under its $150 million revolving credit facility.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Dividend Update

During the third quarter 2006, the Company increased its quarterly common dividend to $.19 per share. The dividend, payable to the Company’s common stockholders of record as of September 29, 2006, was paid on October 13, 2006. On August 15, 2006, the Company paid its previously announced quarterly cash dividend of $.4921875 per share of Series A Cumulative Redeemable Preferred Stock.

On October 3, 2006, the Company declared a quarterly cash dividend of $.4921875 per share of Series A Cumulative Redeemable Preferred Stock. The dividend will be paid on November 15, 2006 to holders of record on November 1, 2006.

The level of future dividends payable to stockholders will continue to be determined by the Company’s quarterly operating results, general economic conditions, capital requirements and other operating trends.

2006 Outlook

Based on the Company’s current hotel operating trends and its recent investment and financing activity, the Company now estimates that for the fourth quarter 2006:

–	Total revenues will range between $120 – $126 million;

–	Net income per diluted common share will range between $.07 – $.09(1);

–	FFO per diluted common share will range between $.27 – $.29(1); and

–	EBITDA will range between $29.3 – $30.8 million.

The Company also estimates that for the full year 2006:

–	Total revenues will range between $418 – $424 million;

–	Net income per diluted common share will range between $.43 – $.46(1);

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

–	Adjusted FFO per diluted common share will range between $1.05 – $1.07(1); and

–	Adjusted EBITDA will range between $107.4 – $109.0 million.

(1)	The weighted-average number of common shares outstanding used to determine net income per diluted common share, FFO per diluted common share, and adjusted FFO per diluted common share was approximately 60.2 million and 58.5 million for the fourth quarter 2006 and full year 2006, respectively.

2007 Outlook

Based on preliminary discussions with its management companies, the Company believes that comparable RevPAR growth for its hotel portfolio of 24 hotels (excluding the Hilton Parsippany hotel and the newly developed Courtyard Gaithersburg Washingtonian Center hotel) will be in the range of approximately 8.0% to 9.5%. Based on this range, its hotel portfolio’s historical flow-through trends, and a continuation of current economic conditions, the Company believes that the aforementioned RevPAR growth range will produce strong FFO and EBITDA results next year. The Company is currently reviewing its property-level operating and capital expenditure budgets with its operators and will not finalize its budget process until later in the year.

Investor Conference Call and Simulcast

Highland Hospitality Corporation will conduct a conference call at 10:00 a.m. Eastern Time on Wednesday, November 1, 2006, to discuss its third quarter 2006 financial results. The number to call for this interactive teleconference is 1 (800) 895-0198 (within the U.S.) and 1 (785) 424-1053 (for international calls). The conference I.D. is Highland. A playback will be available through November 15, 2006. To listen to a replay of the call, please call 1 (800) 839-5685 (within the U.S.) or 1 (402) 220-2567 (for international calls).

The Company will also provide an online simulcast and rebroadcast of the third quarter 2006 earnings conference call. The live broadcast of Highland’s quarterly conference call will be available at the Company’s website at www.highlandhospitality.com. The online replay will follow shortly after the call and will continue through January 30, 2007.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

Non-GAAP Financial Measures

Included in this press release are certain non-GAAP financial measures within the meaning of the rules of the Securities and Exchange Commission. Non-GAAP financial measures are measures of the Company’s historical or future financial performance that are different from measures calculated and presented in accordance with generally accepted accounting principles (GAAP). These include: FFO available to common stockholders, adjusted FFO available to common stockholders, EBITDA, and adjusted EBITDA. A reconciliation of these non-GAAP financial measures is included in the accompanying financial tables.

FFO available to common stockholders – FFO available to common stockholders is defined as net income (loss) available to common stockholders, excluding depreciation and amortization and gains (losses) on sales of hotel properties. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Accordingly, the Company believes that FFO available to common stockholders is a useful financial measure for investors and management because it provides another indication of the Company’s performance, excluding real estate related depreciation and amortization. The Company also excludes gains (losses) on sales of hotel properties from net income (loss) available to common stockholders because it believes that by excluding gains (losses) on sales of hotel properties, investors and management are provided a more comparable financial measure of its operating performance.

Adjusted FFO available to common stockholders – The Company further adjusts FFO available to common stockholders to exclude certain other non-recurring items, such as gains (losses) on early extinguishments of debt, because it believes that by excluding these non-recurring items, investors and management are provided a more comparable financial measure of its operating performance.

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

EBITDA – EBITDA is defined as net income before interest, income taxes and depreciation and amortization. The Company believes it is a useful financial measure for investors and management because it provides an indication of the operating performance of the Company’s hotel properties and is not impacted by the Company’s capital structure.

Adjusted EBITDA – The Company further adjusts EBITDA to exclude gains (losses) on sales of hotel properties and certain other non-recurring items, such as gains (losses) on early extinguishments of debt, because it believes that by excluding non-recurring items, investors and management are provided a more comparable financial measure of its operating performance.

The calculation of FFO available to common stockholders, adjusted FFO available to common stockholders, and adjusted EBITDA may vary from entity to entity, and as such, the presentation of these non-GAAP financial measures by the Company may not be comparable to FFO available to common stockholders, adjusted FFO available to common stockholders, and adjusted EBITDA reported by other REITs.

About Highland Hospitality

Highland Hospitality Corporation is a self-advised lodging real estate investment trust, or REIT, focused on hotel investment in the United States. The Company currently owns 26 hotel properties with an aggregate of 8,239 rooms in 13 states and the District of Columbia. Additional information can be found on the Company’s website at www.highlandhospitality.com.

Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, are intended to identify forward-looking statements, which include statements concerning our outlook for the hotel industry, acquisition plans, and our dividend policy. Such statements are based on current expectations, estimates, and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available to us. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause the Company’s actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, including the timing and magnitude of the recovery in the hospitality industry, future acts of terrorism or war, risks associated with the hotel and hospitality business, the

PRESS RELEASE For Immediate Release Contact: Sean Dell’Orto (703) 336-4921

availability of capital, the ability of the Company to acquire additional hotel properties, the timely completion of planned hotel renovations, and other factors, may affect the Company’s future results, performance and achievements. These risks and uncertainties are described in greater detail in the Company’s current and periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation and does not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	September 30, 2006	December 31, 2005
	(unaudited)
ASSETS
Investment in hotel properties, net	$1,205,687	$910,532
Asset held for sale	—	3,000
Deposits on hotel property acquisitions	—	8,202
Cash and cash equivalents	30,162	64,761
Restricted cash	19,150	21,486
Accounts receivable, net	19,308	12,927
Prepaid expenses and other assets	29,091	31,401
Deferred financing costs, net	4,408	4,522

Total assets	$1,307,806	$1,056,831

LIABILITIES AND STOCKHOLDERS' EQUITY
Long-term debt	$636,818	$494,799
Accounts payable and accrued expenses	39,238	23,163
Dividends payable	11,956	7,327
Other liabilities	3,043	2,718

Total liabilities	691,055	528,007

Minority interest in operating partnership	4,552	4,500
Commitments and contingencies

Preferred stock, $.01 par value; 100,000,000 shares authorized; Series A Cumulative Redeemable Preferred Stock; 3,200,000 shares issued and outstanding ($81,033 liquidation preference)	77,112	77,112
Common stock, $.01 par value; 500,000,000 shares authorized; 61,302,647 shares and 51,969,372 shares issued, respectively	613	519
Additional paid-in capital	576,961	477,876
Treasury stock, at cost; 175,666 shares and 160,992 shares, respectively	(1,956)	(1,772)
Cumulative dividends in excess of net income	(40,531)	(29,411)

Total stockholders' equity	612,199	524,324

Total liabilities and stockholders' equity	$1,307,806	$1,056,831

HIGHLAND HOSPITALITY CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
REVENUE
Rooms	$68,748	$39,154	$199,474	$109,699
Food and beverage	25,796	15,122	83,890	48,417
Other	5,119	2,119	14,532	5,985

Total revenue	99,663	56,395	297,896	164,101

EXPENSES
Hotel operating expenses:
Rooms	15,713	9,032	43,543	24,943
Food and beverage	19,199	11,309	57,193	33,706
Other direct	2,800	1,073	7,358	3,076
Indirect	36,580	20,706	103,411	59,402

Total hotel operating expenses	74,292	42,120	211,505	121,127
Depreciation and amortization	11,473	5,907	30,837	15,499
Corporate general and administrative:
Stock-based compensation	2,101	775	4,397	2,432
Other	1,805	1,488	6,118	4,918

Total operating expenses	89,671	50,290	252,857	143,976

Operating income	9,992	6,105	45,039	20,125

Interest income	397	274	1,427	791
Interest expense	10,630	6,474	28,353	17,545
Loss on early extinguishment of debt	—	—	996	—

Income (loss) before income taxes, minority interest in operating partnership and discontinued operations	(241)	(95)	17,117	3,371

Income tax benefit (expense)	134	430	(1,540)	589
Minority interest in operating partnership	(17)	(4)	(224)	(72)

Income (loss) from continuing operations	(124)	331	15,353	3,888

Discontinued operations:
Income from hotel properties sold	1,066	481	1,649	1,118
Gain on sale of hotel properties	1,339	—	8,766	—

Total income from discontinued operations	2,405	481	10,415	1,118

Net income	2,281	812	25,768	5,006
Preferred stock dividends	(1,575)	(49)	(4,725)	(49)

Net income available to common stockholders	$706	$763	$21,043	$4,957

Net income (loss) per common share—basic:
Continuing operations	$(0.03)	$—	$0.18	$0.09
Discontinued operations	0.04	0.01	0.18	0.03

Net income available to common stockholders (1)	$0.01	$0.02	$0.36	$0.12

Net income (loss) per common share—diluted:
Continuing operations	$(0.03)	$—	$0.18	$0.09
Discontinued operations	0.04	0.01	0.18	0.03

Net income available to common stockholders (1)	$0.01	$0.02	$0.36	$0.12

Weighted-average number of common shares outstanding—basic	59,419,409	39,835,652	57,276,750	39,557,325
Weighted-average number of common shares outstanding—diluted	59,904,848	40,167,049	57,546,830	39,787,316

(1)	per share amounts may not add due to rounding

HIGHLAND HOSPITALITY CORPORATION

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

2006 AND 2005 RESULTS

The following table reconciles FFO and adjusted FFO available to common stockholders to net income available to common stockholders for the three and nine months ended September 30, 2006 and 2005:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income available to common stockholders	$706	$763	$21,043	$4,957
Adjustments: Depreciation and amortization	11,473	5,907	30,837	15,499
Depreciation and amortization from discontinued operations	297	390	1,032	813
Gain on sale of hotel properties	(1,339)	—	(8,766)	—

FFO available to common stockholders	11,137	7,060	44,146	21,269

Adjustment: Loss on early extinguishment of debt	—	—	996	—

Adjusted FFO available to common stockholders	$11,137	$7,060	$45,142	$21,269

FFO per common share:
Basic	$0.19	$0.18	$0.77	$0.54
Diluted	$0.19	$0.18	$0.77	$0.53

Adjusted FFO per common share:
Basic	$0.19	$0.18	$0.79	$0.54
Diluted	$0.19	$0.18	$0.78	$0.53

The following table reconciles EBITDA and adjusted EBITDA to net income for the three and nine months ended September 30, 2006 and 2005:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net income	$2,281	$812	$25,768	$5,006
Adjustments: Depreciation and amortization	11,473	5,907	30,837	15,499
Interest expense	10,630	6,474	28,353	17,545
Interest income	(397)	(274)	(1,427)	(791)
Income tax expense (benefit)	(134)	(430)	1,540	(589)
Discontinued operations (1)	1,719	497	1,427	1,119

EBITDA	25,572	12,986	86,498	37,789
Adjustments: Loss on early extinguishment of debt	—	—	996	—
Gain on sale of hotel properties	(1,916)	—	(9,343)	—

Adjusted EBITDA	$23,656	$12,986	$78,151	$37,789

Adjusted EBITDA per common share:
Basic	$0.40	$0.33	$1.36	$0.96
Diluted	$0.39	$0.32	$1.36	$0.95

(1)	reflects depreciation and amortization, interest expense and income taxes included in discontinued operations

2006 GUIDANCE

The following table reconciles FFO and adjusted FFO available to common stockholders to net income available to common stockholders for the fourth quarter 2006 and full year 2006:

	Fourth Quarter 2006		Full Year 2006
	Low	High	Low	High
Net income available to common stockholders	$4,337	$5,510	$25,380	$26,553
Adjustments: Depreciation and amortization	11,711	11,711	42,548	42,548
Depreciation and amortization from discontinued operations	—	—	1,032	1,032
Gain on sale of hotel properties	—	—	(8,766)	(8,766)

FFO available to common stockholders	16,048	17,221	60,194	61,367

Adjustment: Loss on early extinguishment of debt	—	—	996	996

Adjusted FFO available to common stockholders	$16,048	$17,221	$61,190	$62,363

FFO per diluted common share (1)	$0.27	$0.29	$1.03	$1.05
Adjusted FFO per diluted common share (1)	$0.27	$0.29	$1.05	$1.07

The following table reconciles EBITDA and adjusted EBITDA to net income for the fourth quarter 2006 and full year 2006:

	Fourth Quarter 2006		Full Year 2006
	Low	High	Low	High
Net income	$5,912	$7,085	$31,680	$32,853
Adjustments: Depreciation and amortization	11,711	11,711	42,548	42,548
Interest expense	10,621	10,621	38,974	38,974
Interest income	(300)	(300)	(1,727)	(1,727)
Income tax expense	1,394	1,671	2,934	3,211
Discontinued operations (2)	—	—	1,427	1,427

EBITDA	29,338	30,788	115,836	117,286
Adjustments: Loss on early extinguishment of debt	—	—	996	996
Gain on sale of hotel properties	—	—	(9,343)	(9,343)

Adjusted EBITDA	$29,338	$30,788	$107,489	$108,939

(1)	the weighted-average number of common shares outstanding used to determine FFO per diluted common share and adjusted FFO per diluted common share was approximately 60.2 million and 58.5 million for the fourth quarter 2006 and full year 2006, respectively.

(2)	reflects depreciation and amortization, interest expense and income taxes included in discontinued operations.